UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2020 (August 14, 2020)

ProShares Trust II

(Exact name of registrant as specified in its charter)

Delaware	001-34200	87-6284802
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Michael L. Sapir

c/o ProShare Capital Management LLC

7501 Wisconsin Avenue

Suite 1000E

Bethesda, Maryland 20814

(240) 497-6400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael M. Philipp

c/o Morgan Lewis & Bockius LLP

77 West Wacker Drive

Chicago, Illinois 60601

and

Richard F. Morris

c/o ProShare Capital Management LLC

7501 Wisconsin Avenue

Suite 1000E

Bethesda, Maryland 20814

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
ProShares Ultra Bloomberg Crude Oil	UCO	NYSE Arca
ProShares UltraShort Bloomberg Crude Oil	SCO	NYSE Arca

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events

The Securities and Exchange Commission has approved a listing rule change that allows each of ProShares Ultra Bloomberg Crude Oil and ProShares UltraShort Bloomberg Crude Oil (the “Oil Funds”) to change its benchmark from the Bloomberg WTI Crude Oil SubindexSM to the Bloomberg Commodity Balanced WTI Crude Oil IndexSM (the “New Crude Oil Benchmark”). The Oil Funds intend to change to the New Crude Oil Benchmark in September 2020. Following this change, the investment objective of each Oil Fund will be to seek daily investment results, before fees and expenses, that correspond to two times (2x) or two times the inverse (-2x), as applicable, of the daily performance of the New Crude Oil Benchmark. The Oil Funds expect to transition their portfolios over a one or two day period in September and to have exposure to the WTI crude oil futures contracts comprising the New Crude Oil Benchmark at the end of such transition period. The daily performance of the New Crude Oil Benchmark is published by Bloomberg Finance L.P. and is available under the Bloomberg ticker symbol: BCBCLI Index. Additional details concerning the transition will be made available through another Form 8-K filing prior to the actual transition dates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 14, 2020

ProShares Trust II

/s/ Todd B. Johnson
Todd B. Johnson
Principal Executive Officer